Exhibit 10.1
Date: June 10, 2011
Dear Alain,
You previously received grants of performance-based restricted stock units (“PVRSUs”) under the terms and conditions of the Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan (the “U.S. Plan”) and the Rules of the Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan for RSU Awards Granted to Employees in France (the “French Plan”).
In recognition of your position as a corporate executive officer and long-standing service to Ingram Micro Inc. (the “Company”), your outstanding PVRSUs and corresponding award agreements are amended to provide for continued vesting after your termination of employment for reasons other than Cause (as defined in the U.S. Plan), death or Disability (as defined in the French Plan).
Please find the amended and restated award agreements related to your outstanding PVRSUs attached hereto as Exhibits A-F.
You must sign and return the attached award agreements for these changes to be effective.
Please sign and return a pdf of your signed revised agreements via email to Michelle Entsminger and Lily Arevalo by no later than June 30, 2011.
The following changes were made to the award agreements to allow your outstanding PVRSUs to continue vesting after termination of your employment for reasons other than Cause (as defined in the U.S. Plan), death or Disability (as defined in the French Plan), to be in line with the vesting schedules afforded to similarly situated corporate executive officers residing in the United States at the time of grant:
•	The “Termination or Suspension of Employment or Service” section of each relevant award agreement has been revised to provide that you will no longer forfeit your awards if you voluntarily terminate employment. Instead, this section now provides that, if you terminate employment for any reason other than Cause, death or Disability, your PVRSUs will continue to vest (i) on a pro-rata basis if you terminate employment within 12 months of the grant date and (ii) in full if you terminate employment more than 12 months after the grant date.

•	The original subsection (12) of the “Nature of the Award” section in each agreement has been deleted, because it provided that vesting would cease upon termination of your employment unless otherwise provided in the agreement.

Alain Maquet
June 10, 2011

Finally, a sentence was added to the end of the “Responsibility for Taxes” section of each award agreement to provide that if you sell the shares acquired from your PVRSUs after your employment is terminated, you must notify the Company and your employer of such sale. This provision was added to facilitate the Company’s and the employer’s tax obligations with respect to your PVRSUs when the related shares are sold.
If you have any questions, please contact myself or Cathy McCutcheon.
Sincerely,

/s/ Thomas W. Berry
Thomas W. Berry
Vice President, Compensation & Benefits — Corporate

Attachments:
Exhibit A — Amended and Restated 2003 Equity Incentive Plan Restricted Stock Unit Award Agreement For Employees in France — Performance Vested-Profit Before Tax (“PBT”) for July 1, 2009 grant;
Exhibit B — Amended and Restated 2003 Equity Incentive Plan Restricted Stock Unit Award Agreement For Employees in France — Performance Vested-Economic Profit (“EP”) for July 1, 2009 grant;
Exhibit C — Amended and Restated 2003 Equity Incentive Plan Restricted Stock Unit Award Agreement For Employees in France — Performance Vested-Profit Before Tax (“PBT”) for March 1, 2010 grant;
Exhibit D — Amended and Restated 2003 Equity Incentive Plan Restricted Stock Unit Award Agreement For Employees in France — Performance Vested-Earnings Per Share and Return on Invested Capital (“EPS & ROIC”) for March 1, 2010 grant;
Exhibit E — Amended and Restated 2003 Equity Incentive Plan Restricted Stock Unit Award Agreement For Employees in France — Performance Vested-Profit Before Tax (“PBT”) for March 1, 2011 grant; and
Exhibit F — Amended and Restated 2003 Equity Incentive Plan Restricted Stock Unit Award Agreement For Employees in France — Performance Vested- Earnings Per Share and Return on Invested Capital (“EPS & ROIC”)for March 1, 2011 grant.